SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2005

COMCAST CORPORATION
(Exact Name of Registrant as Specified in Charter)

Pennsylvania
(State or Other Jurisdiction of Incorporation)

000-50093		27-0000798
(Commission File Number)		(IRS Employer Identification No.)

1500 Market Street Philadelphia, PA		19102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 665-1700

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

The Company hereby files the following forms of grant document which will be used to evidence a stock option or restricted stock grant made to a named executive officer under the specified Company plan. These forms of grant document are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference. These forms of grant document contain all of the material terms and conditions of any stock option or restricted stock unit grant under the applicable plan, other than the name of the grantee, the date of grant, the number of shares or units subject to the grant, the vesting schedule and (in the case of a stock option grant) the exercise price per share. Options evidenced by the form of grant document under the Company’s 2002 Stock Option Plan or 2003 Stock Option Plan are in all cases subject to the terms and conditions of the applicable option plan and restricted stock units evidenced by the form of grant document under the Company’s 2002 Restricted Stock Plan are in all cases subject to the terms and conditions of the restricted stock plan.

Grant Document under 2002 Stock Option Plan:

Non-Qualified Option

Grant Document under 2003 Stock Option Plan:

Non-Qualified Option

Grant Document under 2002 Restricted Stock Plan:

Restricted Stock Unit Award

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
10.1	Form of grant document under the Comcast Corporation 2002 Stock Option Plan.
10.2	Form of grant document under the Comcast Corporation 2003 Stock Option Plan.
10.3	Form of grant document under the Comcast Corporation 2002 Restricted Stock Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMCAST CORPORATION
Date:	March 11, 2005	By:	/s/ Arthur R. Block
			Name:	Arthur R. Block
			Title:	Senior Vice President, General Counsel and Secretary